1 NewtekOne, Inc. Declares a Quarterly Dividend of $0.18 per Share Boca Raton, FL September 27, 2023 - NewtekOne, Inc. (the “Company”) (NASDAQ: NEWT), today announced that its Board of Directors declared a quarterly cash dividend of $0.18 per share on the outstanding common stock of NewtekOne. The dividend is payable on October 20, 2023 to shareholders of record as of October 10, 2023. About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries, (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium- sized business (“SMB”) market. Since 1999, NewtekOne has provided state-of-the-art, cost- efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions. Newtek®, NewtekOne®, Newtek Bank, National AssociationTM, Your Business Solutions Company® and One Solution for All Your Business Needs® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors. Factors that could cause NewtekOne, Inc’s actual results to differ materially from those described in the forward-looking statements can be found in NewtekOne, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission and are available on NewtekOne, Inc’s website (https://investor.newtekbusinessservices.com/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne, Inc. speak only as to the date they are made, and NewtekOne, Inc. does not undertake

2 to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com